Report of Independent
Registered Public
Accounting Firm

To the Shareholders and
Board of Trustees of
Federated Asset Allocation
Fund

In planning and performing
our audit of the financial
statements of Federated
Asset Allocation Fund (the
?Fund?) (formerly,
Federated Stock and Bond
Fund) as of and for the year
ended November 30, 2011,
in accordance with the
standards of the Public
Company Accounting
Oversight Board (United
States), we considered the
Fund?s internal control over
financial reporting,
including controls over
safeguarding securities, as a
basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of
Form N-SAR, but not for
the purpose of expressing an
opinion on the effectiveness
of the Fund?s internal
control over financial
reporting. Accordingly, we
express no such opinion.

Management of the Fund is
responsible for establishing
and maintaining effective
internal control over
financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits
and related costs of
controls. A company?s
internal control over
financial reporting is a
process designed to provide
reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external
purposes in accordance with
generally accepted
accounting principles. A
company?s internal control
over financial reporting
includes those policies and
procedures that (1) pertain
to the maintenance of
records that, in reasonable
detail, accurately and fairly
reflect the transactions and
dispositions of the assets of
the company; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit
preparation of financial
statements in accordance
with generally accepted
accounting principles, and
that receipts and
expenditures of the
company are being made in
accordance with
authorizations of
management and directors
of the company; and (3)
provide reasonable
assurance regarding
prevention or timely
detection of the
unauthorized acquisition,
use, or disposition of the
company?s assets that could
have a material affect on the
financial statements.

Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also,
projections of any
evaluation of effectiveness
to future periods are subject
to the risk that controls may
become inadequate because
of changes in conditions, or
that the degree of
compliance with the
policies or procedures may
deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or employees,
in the normal course of
performing their assigned
functions, to prevent or
detect misstatements on a
timely basis. A material
weakness is a deficiency, or
a combination of
deficiencies, in internal
control over financial
reporting, such that there is
a reasonable possibility that
a material misstatement of
the Fund?s annual or interim
financial statements will not
be prevented or detected on
a timely basis.

Our consideration of the
Fund?s internal control over
financial reporting was for
the limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be
material weaknesses under
standards established by the
Public Company
Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the Fund?s
internal control over
financial reporting and its
operation, including
controls over safeguarding
securities that we consider
to be a material weakness as
defined above as of
November 30, 2011.

This report is intended
solely for the information
and use of management and
the Board of Trustees of
Federated Asset Allocation
Fund and the Securities and
Exchange Commission and
is not intended to be and
should not be used by
anyone other than those
specified parties.

/s/ KPMG LLP


Boston, Massachusetts
January 23, 2012